SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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EquipmentShare.com Inc
(Exact name of registrant as specified in charter)

Texas	47-2405753
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5710 Bull Run Drive Columbia, Missouri (573) 299-5222	65201
(Address of Registrant’s Principal Executive Offices)	(ZIP Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
Class A common stock, par value $0.00000125 per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 292018
Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant’s Securities to be Registered.
A description of the Class A common stock, par value $0.00000125 per share (the “Class A Common Stock”) of EquipmentShare.com Inc, a Texas corporation (the “Registrant”), will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-292018) relating to the Class A Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Class A Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Registration Statement on Form 8-A.
Item 2. Exhibits.
No exhibits are required to be filed as part of this Registration Statement on Form 8-A because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered by this Registration Statement on Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
EquipmentShare.com Inc

Dated: January 20, 2026	By:	/s/ John Griffin
	Name:	John Griffin
	Title:	General Counsel